SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 3, 2004

(Date of earliest event reported)

MIM Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits

(c) Exhibits. The following Exhibit is filed with this Report:

Exhibit	Description of Exhibit

99.1	Press Release dated February 3, 2003

Item 9.	Regulation FD Disclosure.

This press release dated February 3, 2004, which announces earnings for our fourth quarter and year ended December 31, 2003 includes “non-GAAP financial meaures” as defined by SEC rules.

The Tables of Reconciliation presented in our fourth quarter press release demonstrate the differences between the non-GAAP financial measures and the most directly comparable GAAP measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. For this reason, we believe that investors may find it useful to see comparative financial results without the effects of TennCare, Synagis and the Wholesale Oncology businesses. The results of these businesses have been removed as they have been exited or ended in the fiscal year. In addition, the Company has presented adjusted results assuming a 40% effective tax rate for the comparative 2002 periods.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned duly authorized.

MIM CORPORATION.
Date: February 5, 2004	By:	/s/ James S. Lusk
James S. Lusk, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description of Exhibit Press Release issued by MIM Corporation on February 3, 2004